Exhibit 21

CLARCOR INC. SUBSIDIARIES

As of January 23, 2009

	Jurisdiction of
	Incorporation or	Percent of
Name	Organization	Ownership*

Domestic
Baldwin Filters, Inc.	Delaware	100%
Baldwin South Africa, Inc.	Delaware	100%
CLARCOR Air Filtration Products, Inc.	Kentucky	100%
CLARCOR Consumer Products, Inc.	Delaware	100%
CLARCOR Filtration Products, Inc.	Delaware	100%
CLARCOR International, LLC	Delaware	100%
CLARCOR Total Filtration, Inc.	Delaware	100%
Clark Filter, Inc.	Delaware	100%
CLC Support Services, Inc.	Delaware	100%
Facet USA Inc.	Delaware	100%
Flo-Line Filters, Inc.	Texas	100%
J.L. Clark, Inc.	Delaware	100%
Keddeg Company	Missouri	100%
Leedar, Inc.	Oklahoma	100%
Martin Kurz & Co., Inc.	New York	100%
Mexico Perry Equipment LLC	Texas	100%
Perry Equipment Corporation	Delaware	100%
Perry Filters, Inc.	Texas	100%
Perry International Holdings, LLC	Delaware	100%
Purolator Advanced Filtration Group, Inc.	Delaware	100%
Purolator EFP, LLC	Delaware	100%
Purolator Facet, Inc.	Delaware	100%
Scientific Process Solutions, Inc.	Delaware	100%
Total Filtration Services, Inc.	Ohio	100%
TPS, LLC	Texas	100%
United Air Specialists, Inc.	Ohio	100%
International
Airguard Asia Sdn. Bhd.	Malaysia	100%
Airklean Engineering Pte. Ltd.	Singapore	100%
Baldwin Filters (Aust.) Pty. Limited	Australia	100%
Baldwin filters (PTY) LTD SA.	South Africa	100%
Baldwin Filters Limited	United Kingdom	100%
Baldwin Filters N.V.	Belgium	100%
Baldwin-Weifang Filters Ltd.	China	80%
CLARCOR International Holdings B.V.	Netherlands	100%
CLARCOR UK (Holdings) Limited	United Kingdom	100%
CLARCOR UK Limited	United Kingdom	100%
Facet Iberica S.A.	Spain	100%
Facet FCE S.A.R.L.	France	100%

	Jurisdiction of
	Incorporation or	Percent of
Name	Organization	Ownership*

Facet Industrial B.V.	Netherlands	100%
Facet Industrial U.K. Limited	United Kingdom	100%
Facet Italiana, S.p.A.	Italy	100%
Filtros Baldwin de Mexico S.A. de C.V.	Mexico	90%
Niagara Screen Products Limited	Canada	100%
PECO Filters Limited	Canada	100%
PECOFacet (Asia Pacific)	Malaysia	100%
PECO International (Lux) SARL	Luxembourg	100%
Perry Equipment de Mexico SRL	Mexico	100%
Perry Equipment Ltd.	United Kingdom	100%
Perry Filtration Solutions SRL	Romania	100%
Perry Holding de Mexico SRL	Mexico	100%
Perry Operations de Mexico SRL	Mexico	100%
Perry Properties de Mexico SRL	Mexico	100%
Purolator Filter GmbH	Germany	100%
SINFA, S.A.	Morocco	80%

*	Direct or indirect